NSAR ITEM 77C



Van Kampen American Capital Advantage Municipal Income Trust





(a)     A Special Meeting of Shareholders was held on October 23,
        1996.



(b)     The election of Trustees of Van Kampen American Capital
        Advantage Municipal Income Trust (the "Fund") included:



        None



(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.



                      For   15,560,480          Against    226,739



        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.



                      For   7,185,312          Against   309,226

                                        NSAR ITEM 77O

                      Van Kampen American Capital Advantage Municipal Income Trust

                                        1Of-3 Transactions
Other Firms  Underwriting         Purchased From           Amount Purchased   % of Underwriting   Date of Purchase
#1           New York City G.O.   Goldman, Sachs & Co.     $7,000,000         0.86%               1/17/97
#2           Anaheim, CA          PaineWebber Incorporated $1,000,000         0.22%               02/06/97


   Other Firms participating in Underwriting #1:        Other Firms participating in Underwriting #2:
   1. Bear, Stearns & Co. Inc.                          1. Smith Barney Inc.
   2. Merrill Lynch & Co.                               2. Morgan Stanley & Co. Incorporated
   3. Prudential Securities Incorporated
   4. Smith Barney Inc.
   5. Artermis Capital Group, Inc.
   6. First Albany Corporation
   7. J.P. Morgan & Co. Incorporated
   8. Morgan Stanley & Co. Incorporated
   9. Samuel A. Ramirez & Co., Inc.
   10. Advest, Inc.
   11. M.R. Beal & Company
   12. Cambridge Partners L.L.C.
   13. A.G. Edwards & Sons, Inc.
   14. Oppenheimer & Co., Inc.
   15. PaineWebber Incorporated
   16. Roosevelt & Cross Incorporated
   17. Siebert Bradford Shank & Co.
   18. William Simon
   19. Pryor, McClerdon, Counts & Co., Inc.
   20. Lebenthal & Co., Inc.
   21. William E. Simon & Sons Municipal Securities Inc.
   22. Lehman Brothers